Exhibit 5.1

HUNTON & WILLIAMS LLP

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, Georgia 30308-2216

March 28, 2006

The Board of Directors

NTELOS Holdings Corp.

401 Spring Lane, Suite 300

P.O. Box 1990

Waynesboro, Virginia 22980

NTELOS Holdings Corp.

Registration Statement on Form S-8

Gentlemen:

We are acting as counsel to NTELOS Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 28, 2006 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 4,050,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), issuable by the Company pursuant to the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	The Shares have been duly authorized and, when such Shares have been issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP

HUNTON & WILLIAMS LLP